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      NUMBER                                                          SHARES


  SEE REVERSE FOR
 CERTAIN DEFINITIONS              SKYLINE FUND                            CUSIP
                               CONTRARIAN EQUITIES(SM)
                            A MASSACHUSETTS BUSINESS TRUST



THIS CERTIFIES THAT                                             IS THE OWNER OF

    FULLY PAID AND NONASSESSABLE SHARES OF BENEFICIAL INTEREST, WITHOUT PAR VALUE, OF

                           SKYLINE FUND CONTRARIAN EQUITIES

    TRANSFERABLE ON THE BOOKS OF THE TRUST BY THE HOLDER HEREOF IN PERSON OR BY ATTORNEY UPON SURRENDER OF THIS CERTIFICATE DULY ENDORSED OR ASSIGNED. THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE LAWS OF THE STATE OF MASSACHUSETTS AND TO THE AGREEMENT AND DECLARATION OF TRUST AND BYLAWS OF THE TRUST AND AMENDMENTS THEREOF.

         THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER
         AGENT.

         WITNESS THE FACSIMILE SEAL OF THE TRUST AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.


                                    SKYLINE FUNDS

                                       S E A L

             /s/  Scott C. Blim          1987        /s/  William M. Dutton
             ---------------------                   ------------------------
                 SECRETARY                                  PRESIDENT

                            A MASSACHUSETTS BUSINESS TRUST



                                            COUNTERSIGNED:

                                                   FIRSTAR TRUST CO. (Milwaukee)

                                                 BY              TRANSFER AGENT


                                                 ------------------------------
DATED:                                                      AUTHORIZED SIGNATURE